Exhibit 10.8

SILVER BAY REALTY TRUST CORP.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, the terms defined in the Silver Bay Realty Trust Corp. 2012 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).

I.                                        NOTICE OF RESTRICTED STOCK GRANT

Grantee Name:

Address:

You have been granted (the “Grant”) Restricted Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Total Number of Shares Granted:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock will vest and the Company’s right to reacquire the Restricted Stock which is the subject of the Grant will lapse in accordance with the following schedule; provided that you have not incurred a Termination of Service prior to any such vesting date:

[INSERT VESTING SCHEDULE]

By Grantee’s signature and the signature of the representative of Silver Bay Realty Trust Corp. (the “Company”) below, Grantee and the Company agree that this Grant is awarded under and governed by the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, all of which are made a part of this document.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.

Grantee further agrees that the Company may deliver by email or other electronic means all documents relating to the Plan or this Agreement (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify Grantee by email.  Grantee further agrees to comply with the Company’s Insider Trading Policy when selling Shares.

Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement.  Grantee further agrees to notify the Company upon any change in the residence address indicated below.

GRANTEE:	SILVER BAY REALTY TRUST CORP.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.                                      Grant of Restricted Stock.  By the Grant, the Company hereby grants to the individual named in the Notice of Restricted Stock Grant designated as Part I (the “Notice of Grant”) of this Agreement (the “Grantee”) under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, Restricted Stock, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.                                      Escrow of Shares.

(a)                                 All Restricted Stock which is the subject of the Grant will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”).  The Restricted Stock which is the subject of the Grant will be held by the Escrow Holder until such time as such Restricted Stock vests or the date Grantee incurs a Termination of Service.

(b)                                 The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)                                  Upon Grantee’s Termination of Service for any reason, the Escrow Holder, upon receipt of written notice of such Termination of Service, will take all steps necessary to accomplish the transfer to the Company of the unvested Restricted Stock which is the subject of the Grant.  Grantee hereby appoints the Escrow Holder with full power of substitution, as Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Restricted Stock to the Company upon such Termination of Service.

(d)                                 The Escrow Holder will take all steps necessary to accomplish the transfer of such Restricted Stock to Grantee after vesting, following Grantee’s request that the Escrow Holder do so.

(e)                                  Subject to the terms hereof, Grantee will have all the rights of a stockholder with respect to the Shares represented by the Restricted Stock which is the subject of the Grant while they are held in escrow, including without limitation, the right to vote such Shares and the right to receive dividends; provided, however, the Grantee agrees that cash dividends declared thereon while the Restricted Stock which is the subject of the Grant remains held in escrow (except with respect to such Restricted Stock held in escrow with respect to which the Grantee has made an election to be taxed immediately under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) shall constitute compensation (and not a dividend), subject to applicable tax withholding, solely for tax purposes and for purposes of the Amended and Restated Limited Partnership Agreement of Silver Bay Operating Partnership L.P., a Delaware limited partnership, dated as of December 19, 2012.

(f)            If, by virtue of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares represented by the unvested Restricted Stock which are the subject of the Grant are increased or decreased or otherwise changed or modified, or exchanged or converted, then such new or additional or changed or modified Shares or shares, securities or other property (including cash) received by the Grantee with respect to such unvested Restricted Stock will thereupon be held in the same manner as is held the unvested Restricted Stock pursuant to this Agreement, subject to all of the terms, conditions and restrictions (including without limitation the terms of this Agreement providing for the lapse of such restrictions, and forfeiture, and the provisions of Paragraph 2(a) through (e) above and Paragraph 2(g) below) which were applicable to the unvested Restricted Stock pursuant to this Agreement.  Similarly, if Grantee receives rights or warrants with respect to any unvested Restricted Stock which is the subject of the Grant, such rights or warrants may be held or exercised by Grantee, provided that until such exercise any such rights or warrants and after such exercise any Shares or shares or other securities acquired by or upon the exercise of such rights or warrants will be considered to be or treated on the same terms as Shares of unvested Restricted Stock, and will be held in the same manner as is held the unvested Restricted Stock pursuant to this Agreement, subject to all of the terms, conditions and restrictions (including without limitation the terms of this Agreement providing for the lapse of such restrictions, and forfeiture, and the provisions of Paragraph 2(a) through (e) above and Paragraph 2(g) below) which were applicable to the unvested Restricted Stock pursuant to this Agreement.  The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional Shares or shares, securities, property (including cash), rights or warrants, or Shares or shares or other securities acquired by or upon the exercise of such rights or warrants.

(g)                                  The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock which is the subject of the Grant will vest in accordance with the vesting provisions set forth in the Notice of Grant.  The Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Grantee in accordance with any of the provisions of this Agreement, unless Grantee continuously provides services to the Company (i.e., does not incur a Termination of Service) from the Date of Grant (as set forth in the Notice of Grant) until the date such vesting occurs.

4.                                      Committee Discretion.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Committee.

5.                                      Forfeiture upon Termination of Service; Leaves of Absence and Part-Time Work.

(a)                                 Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock which is the subject of the Grant that remains unvested at the time of Grantee’s Termination of Service for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such Termination of Service and Grantee will have no further rights thereunder.  Grantee will not be entitled to a refund of the price paid for such Restricted Stock, if any, returned to the Company pursuant to this Section 5.  Grantee hereby appoints the Escrow Agent with full power of substitution, as Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such Termination of Service.

(b)                                 For purposes of this Grant, Grantee will not have a Termination of Service when Grantee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law.  But Grantee will have a Termination of Service when the approved leave ends, unless Grantee immediately returns to active work.

(c)                                  Vesting of Grantee’s Restricted Stock which is the subject of the Grant will be suspended during any unpaid leave of absence.  If Grantee goes on a paid leave of absence, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.  If Grantee commences working on a part-time basis, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between Grantee and the Company pertaining to your part-time schedule

6.                                      Death of Grantee.  Any distribution or delivery to be made to Grantee under this Agreement will, if Grantee is then deceased, be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the Committee or executor of Grantee’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares represented by the Restricted Stock which is the subject of the Grant may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Grantee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to

Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Grantee.  If Grantee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Sections 3 or 4, Grantee will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

8.                                      Rights as Stockholder.  Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee or the Escrow Agent.  Except as provided in Section 2, after such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and payment of dividends or distributions on such Shares.

9.                                      No Guarantee of Continued Service.  GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICES (I.E., NOT INCURRING A TERMINATION OF SERVICE) AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING GRANTEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER.  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING GRANTEE) TO TERMINATE GRANTEE’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Silver Bay Realty Trust Corp, 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota 55305, or at such other address as the Company may hereafter designate in writing.

11.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, the unvested Shares subject to this Grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares represented by the Restricted Stock subject to this Grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Grant and the rights and privileges conferred hereby immediately will become null and void.

12.                               Binding Agreement.  Subject to the limitation on the transferability of this Grant (and the Restricted Stock subject thereof) contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.                               Additional Conditions to Release from Escrow.  The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.

14.                               Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

15.                               Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not Grantee becomes vested with respect to any Shares represented by the Restricted Stock which is the subject of the Grant).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.                               Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.                               Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this award of Shares of Restricted Stock.

20.                               Amendment, Suspension or Termination of the Plan.  By accepting this Grant, Grantee expressly warrants that he or she has received an award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan.  Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.                               Governing Law.  This Agreement will be governed by the laws of the State of Maryland, without giving effect to the conflict of law principles thereof.